PECO ENERGY COMPANY

                                   TO

                FIRST FIDELITY BANK, NATIONAL ASSOCIATION


                          ____________________



                      SECOND SUPPLEMENTAL INDENTURE
                         DATED AS OF MAY 1, 1995

                                   TO

                      COLLATERALIZED NOTE INDENTURE

                                   OF

                      PHILADELPHIA ELECTRIC COMPANY

                                   TO

                   FIDELITY BANK, NATIONAL ASSOCIATION
                                 TRUSTEE
                       DATED AS OF OCTOBER 1, 1989


                          ____________________



                       MEDIUM-TERM NOTES, SERIES B






                             TABLE OF CONTENTS


                                                                       Page

                                 ARTICLE I

                                DEFINITIONS

SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . .  2


                                ARTICLE II

                            THE SERIES B NOTES

SECTION 2.01.  Terms of The Series B Notes . . . . . . . . . . . . . . .  3
SECTION 2.02.  Compliance with Terms of Indenture. . . . . . . . . . . .  5


                                ARTICLE III

                        ISSUANCE OF SERIES B NOTES

SECTION 3.01.  Issuance of Series B Notes. . . . . . . . . . . . . . . .  5


                                ARTICLE IV

                            REDEMPTION OF NOTES

SECTION 4.01.  Redemption of Series B Notes. . . . . . . . . . . . . . .  6
SECTION 4.02.  Compliance with Terms of Indenture. . . . . . . . . . . .  6


                                 ARTICLE V

                          CONCERNING THE TRUSTEE

SECTION 5.01.  Not Responsible for Recitals. . . . . . . . . . . . . . .  7
SECTION 8.02.  Qualification Under Trust Indenture
               Act of 1939 . . . . . . . . . . . . . . . . . . . . . . .  7


                                ARTICLE VI

                               MISCELLANEOUS

SECTION 6.01.  Use of Term "Trustee" . . . . . . . . . . . . . . . . . .  7
SECTION 6.02.  Confirmation of Indenture . . . . . . . . . . . . . . . .  7
SECTION 6.03.  Headings. . . . . . . . . . . . . . . . . . . . . . . . .  7
SECTION 6.04.  Benefits of Indenture . . . . . . . . . . . . . . . . . .  7
SECTION 6.05.  Counterparts. . . . . . . . . . . . . . . . . . . . . . .  8
SECTION 6.06.  Date of Indenture . . . . . . . . . . . . . . . . . . . .  8


_______________

NOTE: This table of contents shall not, for any purpose, be deemed to be part of the Second Supplemental Indenture to the Collateralized Note Indenture.


         THIS SUPPLEMENTAL INDENTURE dated as of May 1, 1995, by and between PECO ENERGY COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the "Company"), and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (hereinafter called the "Trustee"), as Trustee under the Indenture hereinafter mentioned,


                                 RECITALS:


         A. The Company duly executed and delivered to the Trustee a Collateralized Note Indenture dated as of October 1, 1989 (the "Original Indenture"), as amended by a First Supplemental Indenture dated as of July 1, 1994 (the Original Indenture, as so amended, and as supplemented by this Second Supplemental Indenture, herein called the "Indenture"), to provide for the issue of one or more series of collateralized notes (herein sometimes called the "Notes"), issuable as in the Indenture provided, the initial series of Notes being designated therein as the Collateralized Medium-Term Notes, Series A; and

         B. The only Notes presently outstanding under the Indenture are $134,200,000 principal amount of the Collateralized
Medium-Term Notes, Series A; and

         C. The Company deems it necessary to borrow money for its corporate purposes and to issue its Notes therefor, and has determined, pursuant to Article III of the Original Indenture, to create a new series of Notes to be issued under the Indenture, such series to be designated the Company's Collateralized Medium-Term Notes, Series B (hereinafter sometimes called the "Series B Notes"); and

         D. The Company has determined by proper corporate action that the terms, provisions and form of the Series B Notes shall be substantially as set forth in Exhibit A hereto; and

         E. In accordance with Section 3.02(a)(ii) of the Original Indenture, the Company has delivered to the Trustee an executed counterpart of the Ninety-sixth Supplemental Indenture to the Company's Mortgage creating a series of Mortgage Bonds meeting the requirements of Section 3.02(a)(ii) of the Original Indenture; and

         F. All acts and things necessary to make the Series B Notes, when duly executed by the Company and authenticated and delivered by the Trustee as provided in the Indenture, and issued by the Company, the valid, binding, and legal obligations of the Company, and this Second Supplemental Indenture a valid and enforceable supplement to the Indenture, have been done and performed:

         NOW, THEREFORE, this Second Supplemental Indenture
Witnesseth:

         The Company, to provide for the payment of principal or redemption price (as the case may be) in respect of all Notes issued and to be issued and outstanding under the Indenture and any indentures supplemental thereto, together with interest thereon, the rights of the holders thereof and the performance of the covenants contained in the Notes and the Indenture, will deliver to the Trustee, registered in the Trustee's name, the Company's First and Refunding Mortgage Bonds, Medium-Term Note, Series B, as required under Article III of the Original Indenture and the Company does hereby, in confirmation of the Original Indenture, sell, assign, transfer, set over, pledge unto and grant a first priority security interest in its First and Refunding Mortgage Bonds, Medium-Term Note, Series B, issued from time to time and in such other Mortgage Bonds as are delivered to the Trustee from time to time under the Indenture.

         NOW, THEREFORE, this Second Supplemental Indenture further Witnesseth:

         That for and in consideration of the premises and of the sum of One Dollar ($1.00) lawful money of the United States of America to it in hand paid by the Trustee at or before the execution and delivery of this Second Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company, intending to be legally bound hereby, covenants and agrees with the Trustee, for the equal benefit of all the present and future holders of the Notes, without preference, priority or distinction of any of the Notes by reason of difference in series or priority in time of issuance, negotiation or maturity thereof, or otherwise, except as permitted by the Indenture, as follows:


                                 ARTICLE I

                                DEFINITIONS


         SECTION 1.01.  Definitions.  For purposes of this
Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

              (1) each of the terms defined in this Article has the meaning assigned to it in this Article and includes the plural as well as the singular;

              (2) each of the other terms used herein which is defined in the Trust Indenture Act, either directly or by reference therein, has the meaning assigned to it therein;

              (3) each accounting term not otherwise defined herein has the meaning assigned to it in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; and

              (4) the words, "herein", "hereof" and "hereunder" and other words of similar import refer to this Second
    Supplemental Indenture as a whole and not to any particular
    Article, Section or other subdivision.

         Each other capitalized terms used herein and not defined in this Article I has the meaning set forth in the Indenture.

         "Regular Record Date" for the Series B Notes means
December 15 and June 15 of each year.

         "Series B First Mortgage Bonds" means the Company's
First and Refunding Mortgage Bonds, Medium-Term Note Series B, issued pursuant to the Mortgage and delivered to the Trustee in accordance with Section 3.01 hereof.

         "Series B Notes" means the Company's Collateralized
Medium-Term Notes, Series B, issued from time to time in accordance with Section 2.01 hereof.


                                ARTICLE II

                            THE SERIES B NOTES


         SECTION 2.01.  Terms of The Series B Notes.  The
Series B Notes shall be designated "PECO Energy Company Collateralized Medium-Term Notes, Series B" and shall be substantially in the form set forth in Exhibit A to this Second Supplemental Indenture. The aggregate principal amount of the Series B Notes shall be limited to Two Hundred and Fifty Million Dollars ($250,000,000) to be initially authenticated and delivered from time to time upon delivery to the Trustee of the items specified in Section 3.01 hereof. Each Series B Note shall have the Issue Date, bear interest at the fixed rate to maturity and have the Stated Maturity specified in the Company Request delivered pursuant to Section 3.01 hereof for that Series B Note; provided that no Series B Note shall bear interest at a stated rate in excess of 10% per annum or have a Stated Maturity of less than nine months after its Issue Date or later than July 1, 2024. All of the Series B Notes shall be substantially identical except for the items specified in Section 3.01 hereof.

         The Interest Payment Dates for each Series B Note shall be January 1 and July 1 of each year after the issuance of such Series B Note and on the Stated Maturity (unless such Stated Maturity occurs on January 1 or July 1) of such Series B Note; provided that if the Issue Date of a Series B Note is between the Regular Record Date for an Interest Payment Date and the Interest Payment Date, interest payments on such Series B Note will commence on the second Interest Payment Date following the Issue Date.

         The "Paying Agent" for the Series B Notes shall be First Fidelity Bank, National Association and the Place of Payment shall be the principal corporate trust office of First Fidelity Bank, National Association, Philadelphia, Pennsylvania.

         The "Note Registrar" for the purpose of registering the Series B Notes and transfers of the Series B Notes as provided in the Indenture shall be First Fidelity Bank, National Association,
Philadelphia, Pennsylvania.

         Each Series B Note shall bear interest from its Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for with respect to such Series B Note; except that, so long as there is no existing Defaulted Interest on the Series B Notes, any Series B Note authenticated by the Trustee between the Regular Record Date for any Interest Payment Date and such Interest Payment Date shall bear interest from such Interest Payment Date; provided, however, that if and to the extent the Company shall default in payment of the interest due on such Interest Payment Date, then any such Series B Notes shall bear interest to that extent from the most recent Interest Payment Date to which interest has been paid or duly provided for with respect to such Series B Note, or, if no interest has been paid, then from the Issue Date of such Series B Note.

         Overdue principal and interest on any Series B Note shall bear interest (to the extent that the payment of such interest shall be legally enforceable) at a rate per annum equal to the interest rate per annum payable on such Series B Note.

         Interest on the Series B Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

         The Series B Notes shall be issuable only in registered form in denominations of $1,000 and any integral multiples thereof.

         SECTION 2.02. Compliance with Terms of Indenture. The Series B Notes shall be issued under and subject to all of the terms and provisions of the Indenture and of this Second Supplemental Indenture which may be applicable to the Series B Notes or applicable to all Notes issued under the Indenture.


                                ARTICLE III

                        ISSUANCE OF SERIES B NOTES


         SECTION 3.01.  Issuance of Series B Notes.  In
accordance with Section 3.02(b) of the Original Indenture, the Series B Notes may be issued from time to time by the Company, and the Trustee shall authenticate such Series B Notes, but only upon receipt of the following:

              (a) a Company Request specifying the following matters with respect to the Series B Notes to be issued:

                   (i)  the principal amount;

                  (ii)  the interest rate;

                 (iii)  the Issue Date;

                  (iv)  the Stated Maturity;

                   (v)  the redemption periods and Redemption
                        Prices, if any;

                  (vi)  the periods during which the Series B
                        Notes will not be refundable, if any;

    Unless otherwise specified in the Company Request, the Series B Notes shall be issued as global Notes to The Depository Trust Company or its nominee. If any Series B Notes are not to be so issued, the Company request shall also specify:

                 (vii)  the registered Holder; and

                (viii)  delivery instructions.

              (b) an Officer's Certificate stating that no Event of Default has occurred and is continuing and that the conditions precedent under the Indenture for the issuance of such Series B Notes have been met;

              (c) an Opinion of Counsel that the Series B Notes to be issued have been duly authorized, executed and delivered by the Company and, when authenticated by the Trustee, will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and that the conditions precedent under the Indenture for the issuance of such Series B Notes have been met; and

              (d)  Series B First Mortgage Bonds in the
    principal amount of the Series B Notes to be issued registered in the name of the Trustee.


                                ARTICLE IV

                       REDEMPTION OF SERIES B NOTES


         SECTION 4.01.  Redemption of Series B Notes.  The
Series B Notes issued from time to time pursuant to Section 3.01 hereof shall be redeemable at the option of the Company, in accordance with the terms hereof, as a whole or in part, as provided in the form of Series B Notes, at the times, if any, and the Redemption Prices, if any, and with the nonrefunding periods, if any, specified in the Company Request.

         SECTION 4.02. Compliance with Terms of Indenture. In case the Company shall desire to exercise such right to redeem all or any part of said Series B Notes as hereinbefore provided, it shall comply with all the terms and provisions of Article IV of the Indenture applicable thereto, and such redemption shall be made under and subject to the terms and provisions of said
Article IV and in the manner and with the effect therein provided, but at the time or times and at the respective redemption rates and upon mailing of notice, all as hereinbefore set forth in Section 4.01 of this Article.


                                 ARTICLE V

                          CONCERNING THE TRUSTEE


         The Trustee hereby accepts the trust herein declared and provided and agrees to perform the same upon the terms and conditions set forth in the Indenture, as supplemented by this Second Supplemental Indenture, and upon the following terms and conditions:

         SECTION 5.01. Not Responsible for Recitals. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or the due execution thereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

         SECTION 5.02.  Qualification Under Trust Indenture Act
of 1939. The Trustee hereby acknowledges that the Company proposes to qualify this Second Supplemental Indenture under the Trust Indenture Act of 1939.


                                ARTICLE VI

                               MISCELLANEOUS


         SECTION 6.01. Use of Term "Trustee". Unless otherwise clearly required by the context, the term, "Trustee," or any other equivalent term used in this Second Supplemental Indenture shall be held and construed to mean the trustee under the Indenture for the time being whether the original or a successor trustee.

         SECTION 6.02. Confirmation of Indenture. As supplemented by this Second Supplemental Indenture, the Indenture, as previously amended and supplemented, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be read, taken and construed as a part of the Indenture so that all of the rights, remedies, terms, conditions, covenants and agreements of the Indenture shall apply and remain in full force and effect with respect to this Second Supplemental Indenture and to the Series B Notes issued hereunder.

         SECTION 6.03. Headings. The headings of the Articles and Sections of this Second Supplemental Indenture and the Table of Contents are inserted for convenience of reference only and are not to be taken to be any part of this Second Supplemental Indenture or to control or affect the meaning of the same.

         SECTION 6.04.  Benefits of Indenture.  Nothing
expressed or mentioned in or to be implied from this Second Supplemental Indenture or in or from the Series B Notes is intended, or shall be construed, to give any person or corporation, other than the parties hereto and their respective successors and the holders of Notes issued under the Indenture and the indentures supplemental thereto, any legal or equitable right, remedy or claim under or in respect of such Series B Notes or the Indenture or any indenture supplemental thereto, or any covenant, condition or provision therein or in this Second Supplemental Indenture contained; all the covenants, conditions and provisions thereof and hereof being for the sole and exclusive benefit of the parties hereto and their successors and of the holders of Notes issued under the Indenture and the indentures supplemental thereto.

         SECTION 6.05.  Counterparts.  This Second Supplemental
Indenture may be executed in several counterparts, each of which shall be an original and all collectively but one instrument.

         SECTION 6.06.  Date of Indenture.  This Second
Supplemental Indenture is dated as of May 1, 1995, but was actually executed and delivered on May 11, 1995.


         IN WITNESS WHEREOF, PECO Energy Company and First Fidelity Bank, National Association, have caused this Second Supplemental Indenture to be duly executed, their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                  PECO ENERGY COMPANY


                                  By: /s/ J. Barry Mitchell
                                     ----------------------
                                     J.B. Mitchell,
                                     Vice President

Attest:

/s/ T.D. Cutler
-------------------
T.D. Cutler,
Assistant Secretary


[SEAL]


                                  FIRST FIDELITY BANK, NATIONAL
                                  ASSOCIATION


                                  By: /s/ G.J. Rayzis
                                     ---------------------------
                                     G.J. Rayzis, Vice President

Attest:

 /s/ J.H. Clapham
-------------------
J.H. Clapham,
Assistant Secretary


[SEAL]


COMMONWEALTH OF PENNSYLVANIA
                                  ss.
COUNTY OF PHILADELPHIA


         BE IT REMEMBERED, that on the 11th day of May 1995, before me, the subscriber, a Notary Public in and for said County and commonwealth, residing in Philadelphia, personally appeared
J. B. Mitchell and T.D. Cutler, who being duly sworn according to law deposed and said that they are a Vice President and an Assistant Secretary, respectively, of PECO Energy Company, a corporation, and that they, being authorized to do so, in due form of law acknowledged the foregoing Supplemental Indenture to be their act and deed and desired that the same might be recorded as such.

         WITNESS my hand and seal the day and year aforesaid.


                                  ______________________________



COMMONWEALTH OF PENNSYLVANIA :
                             :  ss.
COUNTY OF PHILADELPHIA       :


         BE IT REMEMBERED, that on the 11th day of May 1995, before me, the subscriber, a Notary Public in and for said County and Commonwealth, residing in Philadelphia, personally appeared G.J. Rayzis and J.H. Clapham, who being duly sworn according to law deposed and said that they are a Vice President and an Assistant Secretary of First Fidelity Bank, National Association, a corporation, and that they, being authorized to do so, in due form of law acknowledged the foregoing Supplemental Indenture to be their act and deed and desired that the same might be recorded as such.

         WITNESS my hand and seal the day and year aforesaid.

         I hereby certify that I am not an officer or director of said First Fidelity Bank, National Association.


                                  ______________________________


                                 EXHIBIT A

         Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                              [Form of Face]

CUSIP NO.                                                        PRINCIPAL
REGISTERED NO.                                                    AMOUNT
                                                                $__________

                            PECO ENERGY COMPANY

                 COLLATERALIZED MEDIUM-TERM NOTE, SERIES B

Issue Date:                            Maturity Date:

Interest Rate:               per annum      Initial Redemption Date:

Refunding Rate:         per annum      Limitation Date:


         The Redemption Price shall initially be __________ of the principal amount of this Note and shall decline on each anniversary of the Initial Redemption Date by _______________ of the principal amount of this Note until the Redemption Price is equal to 100% of such principal amount of this Note.

         PECO ENERGY COMPANY, a corporation duly organized and existing under the laws of The Commonwealth of Pennsylvania (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred
to), for value received hereby promises to pay to


or registered assigns, the principal sum of
                                                                    DOLLARS

on the Maturity Date stated above and to pay interest thereon from the Issue Date stated above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 1 and July 1 (an Interest Payment
Date) in each year and on the Maturity Date stated above, commencing on the first Interest Payment Date succeeding the Issue Date (provided that if the Issue Date of this Note is between the Regular Record Date for an Interest Payment Date and the Interest Payment Date, interest payments on this Note will commence on the second Interest Payment Date following the Issue
Date), at the Interest Rate per annum shown above until the principal or Redemption Price hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the Interest Rate stated on the face of this Note on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the December 15 or June 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest payable on the Maturity Date (except when the Maturity Date occurs on January 1 or July 1) will be payable upon surrender of the Note to the Trustee to the registered Holder. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest other than interest payable on the Maturity Date will be made by check mailed to the registered Holder of this Note on the Regular Record Date preceding such Interest Payment Date at the address shown in the Note Register or, at the option of the registered Holder hereof, to such other place in the United States of America as the registered Holder hereof shall designate to the Trustee in writing. At the request of a registered Holder of at least $10,000,000 aggregate principal amount of Notes, interest on such Notes will be payable by wire transfer within the continental United States in immediately available funds to the bank account number of such Holder appearing on the Note Register.

         The payment amount hereof and interest due on the Maturity Date (except when such Maturity Date occurs on January 1 or July 1,) will be paid upon Maturity of this Note upon surrender of this Note at the principal corporate trust office of First Fidelity Bank, National Association, as Paying Agent, in Philadelphia, Pennsylvania, or at such other office or agency of the Paying Agent as the Company shall designate by written notice to the registered Holder of this Note. The Company and the Trustee may treat the Person in whose name this Note is registered on the Maturity Date as the owner of such Note for the purpose of receiving payments of principal and interest on this Note and for all purposes whatsoever.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereof has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in its corporate name with the manual or facsimile signature of its Treasurer or Assistant Treasurer and to be countersigned with the manual or facsimile signature of its President or Vice President.


Dated:____________________

                                  PECO ENERGY COMPANY

                                  By:___________________________
                                     Treasurer or Assistant
                                     Treasurer

                                  Countersigned:
TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION
This is one of the Notes                  ___________________________
of the series designated                  President or Vice President
herein referred to in the
within mentioned Indenture.

FIRST FIDELITY BANK, NATIONAL
  ASSOCIATION, as Trustee

By:___________________________


                         [Form of Reverse of Note]


                            PECO ENERGY COMPANY

                 COLLATERALIZED MEDIUM-TERM NOTE, SERIES B


         This Collateralized Medium-Term Note, Series B, is one of a duly authorized issue of notes of the Company (herein called the "Series B Notes"), issued and to be issued under a Collateralized Note Indenture, dated as of October 1, 1989, as amended by a First Supplemental Indenture dated as of July 1, 1994 and as supplemented by a Second Supplemental Indenture dated as of May 1, 1995 (said Indenture, as so amended and supplemented, being herein called the "Indenture"), between PECO Energy Company and First Fidelity Bank, National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture). Concurrently with each issuance of the Series B Notes, the Company will deliver to the Trustee its First and Refunding Mortgage Bonds, Medium-Term Note Series B, in the principal amount equal to such Series B Notes and with payment provisions corresponding to the Series B Notes. Except as otherwise specified in the Indenture, this Series B
Note is entitled to the benefit of the Indenture equally and ratably both as to principal (and Redemption Price) and interest with all Notes issued and to be issued under the Indenture, to which reference is made for a description of the rights of the holders of the Notes; the rights, duties and obligations of the Trustee; the provisions relating to amendments to and modifications of the Indenture; and the terms and conditions upon which additional Notes may be issued thereunder. The holder of this Series B Note shall have no right to enforce the provisions of the Indenture or the First and Refunding Mortgage Bonds of the Company pledged to the Trustee thereunder or to institute action to enforce the covenants thereof or rights or remedies thereunder except as provided in the Indenture or as otherwise provided by The Trust Indenture Act of 1939, as amended.

         This Note is subject to redemption upon not less than 30 nor more than 45 days' notice prior to the date fixed for redemption by mail, at any time as a whole or in part, on or after the Initial Redemption Date, if any, specified on the face hereof, at the option of the Company, at the Redemption Prices, if any, specified on the face hereof (expressed in percentages of the principal amount), and thereafter at a Redemption Price equal to 100% of the principal amount of this Note, together with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of this Note, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture. Unless an Initial Redemption Date is specified on the face hereof, this Note is not subject to redemption prior to maturity at the option of the Company.

         Notwithstanding the foregoing, the Company may not, prior to the Limitation Date specified on the face hereof, if any, redeem this Note as contemplated by the next preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of monies borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than the Refunding Rate specified on the face hereof, if any.

         In any case where any Interest Payment Date or the Maturity Date of this Note shall not be a Business Day, then (notwithstanding any other provision hereof or of the Indenture) the payment of interest and/or of principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or at the Maturity Date, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or Maturity Date to such next succeeding Business Day.

         If an Event of Default with respect to Notes issued under the Indenture shall occur and be continuing, the principal of all of the Notes issued under the Indenture may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding, if all series of Notes Outstanding are affected, or the Holders of a majority in aggregate principal amount of all series to be affected in case one or more, but less than all, of the series of Outstanding Notes are affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of all Notes Outstanding of all series affected, to waive compliance by the Company with certain provisions of the Indenture. Certain past defaults in payments of principal or interest can be waived by a majority in aggregate principal amount of all Notes Outstanding with respect to which such default exists and other events of default can be waived by a majority in aggregate principal amount of all Notes Outstanding. The Trustee may also, in its discretion, waive certain defaults and their consequences. Any such consent or waiver by the Holder of this Note or the Trustee shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more Series B Notes, of like tenor and authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Series B Notes are issuable only in registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Series B Notes are exchangeable for a like aggregate principal amount of Series B Notes of like tenor and a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Note shall be governed by and construed in accordance with the laws of The Commonwealth of Pennsylvania.